documents as soon as possible after the date of this Agreement.-— —— 196
At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of 197
Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the198 Buyers. 199
At the time of delivery the Sellers shall hand to the Buyers the classification certificate(s) as well as all200
Plans/drawings/instructionbooks relative to main engine and auxiliaries/SOPEP/publications as on board, etc., which are on board the Vessel. Other certificates which are on board the Vessel 201 shall also be handed over to the Buyers unless the Sellers are required to retain same, in which case the 202
Buyers to have the right to take copies. All other technical documentation and plans, etc. ashore which may 203 be in the Sellers’ possession shall be promptly forwarded to the Buyers at their expense, if they so 204 request. The Sellers may keep the Vessel’s log books but the Buyers to have the right to take 205 copies of same. 206
9. Encumbrances 207
The Sellers warrant that the Vessel, at the time of delivery, is free from all charters, encumbrances, mortgages and/or maritime liens or any other debts and/or claims whatsoever against the Vessel and/or the 209
Sellers. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made 210 against the Vessel which have been incurred prior to the time of delivery and reference to clause 7.3 of the
Master Agreement 211
10.Taxes, etc. 212
Any taxes, fees and expenses in connection with the purchase and registration under the Buyers’ flag 213 shall be for the Buyers’ account, whereas similar charges in connection with the closing of the Sellers’214 register shall be for the Sellers’ account. 215
11.Condition on delivery 216
The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is 217 delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be 218

16. Arbitration 262
a)* This Agreement shall be governed by and construed in accordance with English law and 263 any dispute arising out of this Agreement shall be referred to arbitration in London before three Arbitrators in accordance with the Arbitration Act 1996 or any statutory modification or 264 re-enactment thereof for the time being in force and the terms of the London Maritime Arbitration Association then in force, one arbitrator being appointed by each party. 265 On the receipt by one party of the nomination in writing of the other party’s arbitrator, 267 that party shall appoint their arbitrator within fourteen days. 268
If that party does not appoint its own arbitrator within the fourteen days specified, the party 269 referring a dispute to arbitration may, without the requirement of any further prior notice to the 266 other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly, 267
The award of the sole arbitrator shall be binding on both parties as if it had been appointed by 268 agreement. The two arbitrators properly appointed shall appoint the third arbitrator who shall act269 as chairman of the Tribunal. 270
b)*This Agreement shall be governed by and construed in accordance with Title 9 of the 271
United States Code and the Law of the State of New York and should any dispute-arise out of 272 this Agreement, the matter in dispute shall bo referred to three persons at Now York, one to -273 be appointed by each of the parties hereto, and the third by the two so chosen: their—274 decision or that of any two of thorn shall-be final, and for purpose of enforcing any award, this 275
Agreement may be made a rule of the Court. 276 Tho proceedings shall be conducted in accordance with the rules of the Society of Maritime 277 Arbitrators, Inc. New York. 278
e)* Any dispute-arising-out of-this Agreement-shall be referred to arbitration at 279 subject to the procedures applicable there. 280
The-laws-of shall-govern this Agreement. 244
* 16 a), 16 b) and 16 c) are alternatives; delete whichever is not applicable. In the absence of 282 deletions, alternative 16 a) to apply. 283
Additional Clauses from 17 to 18 form an integral part of this Memorandum of Agreement

Appendix to Memorandum of Agreement code-name SALEFORM 1993-dated -11 th-October-2007 — M/V “HAMBURG MAX”
CLAUSE 17
The 20 pct deposit shall be made on the Initial Closing Date as defined in Clause 2.4(b) of the Master Agreement referred to in Clauso 31 hereof. The 20 pct deposit and balance of 80 pct together with extra payment for luboils and or bunkers, to be paid on day of delivery at Sellers’ nominated bank provided however that if the Vessel is delivered on the Initial Closing Date, Buyers will not be required to pay the 20% deposit into ihe joint account referred to in Clause 2 and they will make payment of 100% of the purchase price directly to the Sellers. On delivery of the Vessel, in exchange for payment of the purchase price of the Vessel and extra payment for luboils and/or bunkers, Sellers will provide the Buyers with against delivery documents reasonably needed by Buyers to acquire legal ownership and register the vessel under her new flag. Such documents to be mutually agreed and listed in an Addendum to the Memorandum of Agreement, but shall include, without limitation, the closing deliveries as required by Clause 2,2 and 2.4 of the Master Agreement as well as each party’s respective officer certificate dated the Initial Closing Date setting forth names and signatures of signatories to MOA and other related documents as well certifying and attaching charter documents of such party in effect as of the date of the Initial Closing Date and duly executed shareholder and director resolutions approving the entry into the Master Agreement referred to in Clause 31 hereof, this MOA, other related documents and the transactions contemplated hereby and thereby. Signing of the Addendum shall not delay signing of MoA and lodging of the deposit.
CLAUSE 18
Sellers to confirm in writing on delivery that to the best of their knowledge the vessel:
is not blacklisted by any Arab countries / nations or any other countries or organizations; has not touched bottom since her last dry docking.
CLAUSE 19
All negotiation and eventual sale to be kept strictly private and confidential between all parties involved except where required by Statutory or U.S. Stock listed requirements. However should despite the efforts of all parties involved details of the sale become known or reported in the market neither the Sellers not the Buyers have the right to withdraw from the sale or fail to fulfill all their obligations under this Agreement.
This Memorandum of Agreement is drawn up in two originals with even tenor and date. One original shall be retained by the Sellers and one original shall be retained by the Buyers.
CLAUSE 20
Vessel to be delivered free of cargo, cargo residues and free of any dunnage, with holds swept, clean and dry on completion of last voyage, prior delivery.

CLAUSE 21
Sellers warrant that on the date hereof and on the date of Vessel’s delivery, the Vessel shall be entitled to trade worldwide within Institute Warranty Limits without restriction or limitation.
Sellers also to confirm on delivery that vessel has not traded during the last two (2) years in CIS Pacific Countries, but if traded, then, a valid Phytosanitary Certificate to be presented.
CLAUSE 22
Canceling date to be sixty (60) days after Initial Closing Date CLAUSE 23
Seller has good and marketable title to. is the exclusive legal and equitable owner of, and has the unrestricted power and right to sell, assign and deliver the Vessel.
CLAUSE 24
Each party hereto is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to enter into this MOA and the transactions contemplated hereby. Each party hereto is duly qualified to conduct business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (as defined in the Master Agreement).
CLAUSE 25
Each party hereto has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this MOA and otherwise to carry out its obligations hereunder. The execution and delivery of this MOA and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, other corporate or other action or proceeding on the part of either party hereto is necessary to authorize this MOA or the consummation of the transactions contemplated hereby. This MOA has been duly executed by each party hereto and, when delivered, will constitute the valid and binding obligation of each such party, enforceable against each such party in accordance with its terms, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
CLAUSE 26
The execution, delivery and performance of this MOA by each party hereto and the consummation by such party of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of its respective charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation {with or without notice, lapse of time or both) of, any contract to which such party is a party thereto or by which any property or asset of such party is bound or affected, (iii) result in a violation of any law, rule, statute or regulation to which such party is subject or (iv) result in any violation of any order, judgment, injunction, decree or other restriction of any governmental authority to which such party is subject, or by which any property or asset of such party is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (as defined in the Master Agreement).
CLAUSE 27

Neither party is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any governmental authority or other person or entity in connection with the execution, delivery and performance by such party of this MOA, other than those that have been made or obtained by such party prior to the date of this MOA,
CLAUSE 2S
This Agreement is one of the “MOA“s referred to and defined in (1) the Master Agreement dated the date hereof and executed and delivered concurrently herewith by the Sellers, the Buyers, and others, If there is any inconsistency between the terms and conditions of this Agreement and the terms and conditions of said Master Agreement with respect to the sale and purchase of the Vessel, then the terms and conditions of this Agreement shall prevail.
Notwithstanding the above, the obligations of each party under this MOA are subject to:
(i) Seanergy obtaining the Initial Closing / Shareholder Approval, as defined in the Master Agreement; and
(ii) The satisfaction or waiver of each of the applicable conditions set forth in Article VIII of the Master Agreement.”
In case Seanergy fails to obtain the Shareholder Approval the Initial Closing as defined in the Master Agreement does not take place as provided in the Master Agreement, this Memorandum of Agreement shall be automatically terminated, cancelled and of no further force and effect without responsibility of any of the parties. For the Sellers (1) For the Buyers (2) /s/ ... /s/.... NAME: (ELLIGIBLE) NAME: (ELLIGIBLE) TITLE: ATTORNEY — IN — FACT TITLE: PRESIDENT